Exhibit 99.01


              LG&E ENERGY BOARD MEMBER RONALD L. BITTNER DIES


LOUISVILLE, Ky. -- Ronald L. Bittner, 55, a member of the board of directors for LG&E Energy Corp., died Aug. 31 in Rochester, N.Y., of cancer.

Bittner, chairman of Frontier Corporation (formerly Rochester Telephone), was elected to the LG&E Energy board in October 1996, and the election was approved by the company's shareholders in May 1997.

"We are extremely saddened by Ron's death," said Roger W. Hale, LG&E Energy chairman and chief executive officer. "In the short time he served on our board, Ron made an immediate and lasting impact on the company's future strategic direction. We'll miss his leadership, experience and friendship. Our condolences go out to his family during this difficult time."

Bittner also served on the board of directors for Dynatech Corporation, and on the board of trustees for the University of Rochester.

LG&E Energy Corp. (NYSE:LGE) is a Fortune 500 energy services holding company headquartered in Louisville, Ky.

                                  #  #  #